CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-72042 on Form N-4 of our report dated March 6, 2020 relating to the consolidated financial statements of Talcott Resolution Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 30, 2020